Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-74660, 33-74662, 33-74664, 33-78406, 33-88780,333-04268, 333-22973, 333-22975, 333-24545, 333-56359, 333-56361,333-73409,333-73411, 333-33114, 333-33116, 333-56790, 333-56792, 333-33110, 333-82790, 333-82808, and 333-103299) of MapInfo Corporation and Subsidiaries of our report dated October 24, 2003 relating to the financial statements and financial schedule, which appears in this Annual Report on Form 10-K.

 /s/ PricewaterhouseCoopers, LLP

PricewaterhouseCoopersLLP

December 10, 2003